   As filed with the Securities and Exchange Commission on February 4, 2000.
                               File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             RENAL CARE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                             62-1622383
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

              RENAL CARE GROUP, INC. 1999 LONG-TERM INCENTIVE PLAN

                OUTSTANDING OPTIONS GRANTED OUTSIDE OF A PLAN FOR
                      537,000 SHARES GRANTED TO EMPLOYEES

                            (Full Title of the Plan)

                                 R. DIRK ALLISON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             RENAL CARE GROUP, INC.
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed               Proposed
        Title of Securities                 Amount to              Maximum                 Maximum            Amount of
          to be Registered               be Registered(1)       Offering Price            Aggregate         Registration
                                                                  Per Share            Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per            1,079,000               $18.25              $19,691,750           $ 5,199
share (including rights to purchase           222,940               $16.875             $ 3,762,113           $   993
shares of Series A Junior                     175,000               $16.625             $ 2,909,375           $   768
Participating Preferred Stock)(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per              560,060               $24.188(2)          $13,546,731(2)        $ 3,577
share (including rights to purchase
shares of Series A Junior
Participating Preferred Stock)(4)
------------------------------------------------------------------------------------------------------------------------
TOTAL                                       2,037,000                   --              $39,909,969           $10,537
------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 1,500,000 shares of Renal Care Group, Inc. Common Stock ("RCG Common Stock") are issuable under the Renal Care Group, Inc. 1999 Long-Term Incentive Plan (the "RCG Plan") and options to purchase 545,000 shares of Renal Care Group, Inc. Common Stock have been granted outside of a plan ("Freestanding Options"). This Registration Statement registers 1,500,000 Shares under the RCG Plan and 537,000 Freestanding Options and also any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the RCG Plan and the Freestanding Options.
(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) based on (i) the median offering price with respect to shares for which the offering price is known, and (ii) the average of the high and low sales price of $24.188 per share for the Registrant's Common Stock on the Nasdaq National Market on February 2, 2000 with respect to shares for which the offering price is not known.
(3) Shares subject to outstanding options granted under the RCG Plan and outstanding Freestanding Options.
(4) Shares which may be issued under the RCG Plan upon the exercise of options which may be granted in the future under the RCG Plan.

PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (3) The Registrant's Current Report on Form 8-K, filed February 10,
1999;

         (4) The Registrant's Current Report on Form 8-K, filed April 22, 1999;

         (5) The Registrant's Current Report on Form 8-K, filed August 5, 1999;

         (6) The Registrant's Current Report on Form 8-K, filed November 3,
1999;

         (7) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 26, 1996, and any amendment or report filed with the purpose of updating any such description; and

         (8) The description of Series A Junior Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on May 5, 1997, and any amendment or report filed with the purpose of updating any such description.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         RCG's Amended and Restated Certificate of Incorporation provides that RCG shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify its officers and directors.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defense directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         RCG's Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the General Corporation Law of the State of Delaware, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

ITEM 8.           EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

          Exhibit Number                             Description
          --------------                             -----------
               4(a)            Amended and Restated Certificate of Incorporation of the
                               Registrant (incorporated by reference to Exhibit 3.1 of the
                               Registrant's Registration Statement on Form S-1, Registration
                               No. 333-80221)

               4(b)            Certificate of Amendment of Certificate of Incorporation of the
                               Registrant (incorporated by reference to Exhibit 3.1.2 of the
                               Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

               4(c)            Certificate of Designation, Preferences and Rights of Series A
                               Junior Participating Preferred Stock of the Registrant
                               (incorporated by reference to Exhibit 3.1.3 of the Registrant's
                               Quarterly Report on Form 10-Q for the fiscal quarter ended June
                               30, 1997, Commission File No. 0-27640)

               4(d)            Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                               Statement on Form S-1, Registration No. 333-80221)

               4(e)            Specimen stock certificate for the Common Stock of the Registrant
                               (incorporated by reference to Exhibit 4.2 of the Registrant's
                               Registration Statement on Form S-1, Registration
                               No. 333-80221)

               4(f)            Shareholder Rights Protection Agreement, dated May 2, 1997 between the Registrant and First Union National Bank of North
                               Carolina, as Rights Agent (incorporated by reference to
                               Exhibit 99.1 of the Registrant's Current Report on Form 8-K
                               filed May 5, 1997, Commission File No. 0-27640)


               4(g)            Certificate of Amendment of Certificate of Incorporation of the
                               Registrant

               5(a)            Opinion of Alston & Bird LLP

              23(a)            Consent of Counsel (included in Exhibit 5(a))

              23(b)            Consent of Ernst & Young LLP

              24               Power of Attorney (included in Part II of this Registration
                               Statement)

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 159d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on February 4, 2000.


                                  RENAL CARE GROUP, INC.


                                  By: /s/ Sam A. Brooks, Jr.
                                      ------------------------------------------
                                      Sam A. Brooks, Jr.
                                      Chairman of the Board, President and Chief
                                      Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and R. Dirk Allison, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 4, 2000.

               Signature                                                   Capacity
               ---------                                                   --------
         /s/ Sam A. Brooks, Jr.                       Chairman of the Board, President, Chief Executive Officer
---------------------------------------------         and Director (principal executive officer)
Sam A. Brooks, Jr.


         /s/ R. Dirk Allison                          Executive Vice President, Chief Financial Officer,
---------------------------------------------         Secretary and Treasurer (principal financial and
R. Dirk Allison                                       accounting officer)


         /s/ John Bower, M.D.                         Director
---------------------------------------------
John Bower, M.D.


         /s/ Joseph C. Hutts                          Director
---------------------------------------------
Joseph C. Hutts


         /s/ Harry R. Jacobson, M.D.                  Director and Vice Chairman of the Board
---------------------------------------------
Harry R. Jacobson, M.D.


         /s/ Thomas A. Lowery, M.D.                   Director
---------------------------------------------
Thomas A. Lowery, M.D.


         /s/ Stephen D. McMurray, M.D.                Director
---------------------------------------------
Stephen D. McMurray, M.D.


         /s/ W. Tom Meredith, M.D.                    Director
---------------------------------------------
W. Tom Meredith, M.D.


/s/ Kenneth Johnson, M.D.                             Director
---------------------------------------------
Kenneth Johnson, M.D.

         /s/ William Lapham                           Director
---------------------------------------------
William Lapham

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


       Exhibit Number                              Description
       --------------                              -----------
            4(a)            Amended and Restated Certificate of Incorporation of the
                            Registrant (incorporated by reference to Exhibit 3.1 of the
                            Registrant's Registration Statement on Form S-1, Registration
                            No. 333-80221)

            4(b)            Certificate of Amendment of Certificate of Incorporation of the
                            Registrant (incorporated by reference to Exhibit 3.1.2 of the
                            Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

            4(c)            Certificate of Designation, Preferences and Rights of Series A
                            Junior Participating Preferred Stock of the Registrant
                            (incorporated by reference to Exhibit 3.1.3 of the Registrant's
                            Quarterly Report on Form 10-Q for the fiscal quarter ended June
                            30, 1997, Commission File No. 0-27640)

            4(d)            Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                            Statement on Form S-1, Registration No. 333-80221)

            4(e)            Specimen stock certificate for the Common Stock of the Registrant
                            (incorporated by reference to Exhibit 4.2 of the Registrant's
                            Registration Statement on Form S-1, Registration No. 333-80221)

            4(f)            Shareholder Rights Protection Agreement, dated May 2, 1997 between the Registrant and First Union National Bank of North Carolina, as
                            Rights Agent (incorporated by reference to Exhibit 99.1 of the
                            Registrant's Current Report on Form 8-K filed May 5, 1997,
                            Commission File No. 0-27640)

            4(g)            Certificate of Amendment of Certificate of Incorporation of the
                            Registrant

            5(a)            Opinion of Alston & Bird

           23(a)            Consent of Counsel (included in Exhibit 5(a))

           23(b)            Consent of Ernst & Young LLP

           24               Power of Attorney (included in Part II of this Registration
                            Statement)